Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S‑1 (File No. 333-282444) of Guerrilla RF, Inc. of our report dated March 26, 2026, with respect to the consolidated financial statements, included in Guerrilla RF, Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2025. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Forvis Mazars, LLP

Tysons, Virginia

May 1, 2026